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                                                                       Exhibit 5

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

                                         FULBRIGHT & JAWORSKI
                                               L. L. P.
  TELEPHONE: 212/318-3000        A Registered Limited Liability Partnership         HOUSTON
  FACSIMILE: 212/752-5958                   666 FIFTH AVENUE                    WASHINGTON, D.C.
 WRITER'S INTERNET ADDRESS:           NEW YORK, NEW YORK 10103-3198                 AUSTIN
      @FULBRIGHT.COM                                                              SAN ANTONIO
WRITER'S DIRECT DIAL NUMBER:                                                        DALLAS
                                                                                   NEW YORK
                                                                                 LOS ANGELES
                                                                                    LONDON
                                                                                  HONG KONG
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April 30, 1998

G-III Apparel Group, Ltd.
345 West 37th Street
New York, New York 10018

Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by G-III Apparel Group, Ltd. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 500,000 shares of Common Stock of the Company, par value, $.01 per share (collectively, the "Shares") which may be issued under the Company's 1997 Stock Option Plan (the "1997 Plan").

         As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the 1997 Plan, and that the Shares being registered pursuant to the Registration Statement, when issued and paid for under the terms of the 1997 Plan, will be duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                   Sincerely yours,

                                                   FULBRIGHT & JAWORSKI L.L.P



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